UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

GOLDEN DEVELOPING SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56051	82-2911016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2303 Ranch Road 620 So, #160-143

Lakeway, TX 78734

(Address of principal executive offices) (Zip Code)

623-826-5206

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm:

On December 18, 2019, we dismissed Malone Bailey, LLP (“Prior Firm”) as our company’s independent principal accountant to audit the Company’s financial statements. Our company does not have a standing Audit Committee. The determination was without any dispute or controversy and was based upon our determination to engage a new auditing firm on terms different from the prior firm.

The Form 10-Q filed on December 19, 2019, including the financial statements for the periods ended September 30, 2019 was not reviewed by MaloneBailey, LLP.

Our company’s independent principal accountant’s report on the financial statements for each, as applicable, of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that:

(i) the report of the Prior Firm for years 2018 and 2017 contained the following explanatory statement that the accompanying financial statements were prepared assuming the Company will continue as a going concern. And

(ii) Note 2 contained: “As of December 31, 2018, the Company had $12,463 cash and $265,573 of revenue to meets its ongoing operating expenses, and liabilities of $4,021,885. The financial statements for the years ended December 31, 2018 and 2017 have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans or contributions from related parties and, or, the sale of common stock. There is no assurance that this series of events will be satisfactorily completed.

Financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern.

During our company’s two most recent fiscal years and the subsequent interim periods preceding our dismissal of Prior Firm, there were: (i) no disagreements with Prior Firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Prior Firm, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K except for material weaknesses in the Company’s internal control over financial reporting as described in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2018 and 2017, which have not been corrected as of the date of this filing.

We have provided Prior Firm with a copy of this Form 8-K/A prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Prior Firm to furnish to our company a letter addressed to the SEC stating if it disagrees with the statements made above. The previously filed Form 8-K was not provided to the Prior Firm prior to filing. A copy of Prior Firm’s letter, if any, is attached as Exhibit 16.1 to this Form 8-K.

New independent registered public accounting firm:

On December 18, 2019, we engaged WWC, Professional Corporation, Certified Public Accountants (“WWC”), an independent registered public accounting firm, as our principal independent accountant.

During the two most recent fiscal years and through the date of engagement, we have not consulted with WWC regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that WWC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Prior Firm Malone Bailey, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN DEVELOPING SOLUTIONS, INC.

Date: December 19, 2019	By:	/s/ Stavros Triant
Stavros Triant
Chief Executive Officer